AMENDMENT NO. 1 TO CREDIT AGREEMENT AND CONSENT
AMENDMENT NO. 1 TO CREDIT Agreement AND CONSENT, dated as of December 23, 2011 (this “Amendment No. 1”), is by and among Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement defined below (in such capacity, “Administrative Agent”), Bank of America, N.A., in its capacity as syndication agent for the Lenders (in such capacity, “Syndication Agent”), Regions Bank and RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, NA, in their capacity as co-documentation agents for the Lenders (in such capacity, “Co-Documentation Agents”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Perfumania Holdings, Inc., a Florida corporation (sometimes referred to herein as the “Parent” or “Lead Borrower”), Quality King Fragrance, Inc., a Delaware corporation (“QKF”), Scents of Worth, Inc., a Florida corporation (“SOW”), Five Star Fragrance Company, Inc., a New York corporation (“Five Star”), Northern Group, Inc., a New York corporation (“Northern”), Perfumania, Inc., a Florida corporation (“Perfumania”), Magnifique Parfumes and Cosmetics, Inc., a Florida corporation (“Magnifique”), Ten Kesef II, Inc., a Florida corporation (“Ten Kesef”), Perfumania Puerto Rico, Inc., a Puerto Rico corporation (“Perfumania PR”) and Perfumania.com, Inc., a Florida corporation (“Perfumania.com” and together with Parent, QKF, SOW, Five Star, Northern, Perfumania, Magnifique, Ten Kesef and Perfumania PR, each a “Borrower” and collectively, the “Borrowers”), Aladdin Fragrances, Inc., a New York corporation (“Aladdin”), Niche Marketing Group, Inc., a New York corporation (“Niche”) and Model Reorg Acquisition, LLC, a Delaware limited liability company (“Model”, and together with Aladdin and Niche, each a “Guarantor” and collectively, the “Guarantors”).
W I T N E S S E T H :
WHEREAS, Administrative Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated January 7, 2011, by and among Administrative Agent, Lenders, Borrowers and Guarantors (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Loan Documents”);
WHEREAS, Borrowers have requested that Administrative Agent and Lenders (a) consent to the merger (the “Parlux Acquisition”) of Parlux Fragrances, Inc., a Delaware corporation (“Parlux”) with and into PFI Merger Corp., a wholly-owned subsidiary of Parent formed under the laws of the State of Delaware (“Merger Sub”) with Parlux surviving the Parlux Acquisition and, immediately thereafter, the merger of Parlux with and into Parlux LLC, a Delaware limited liability company that is a wholly-owned subsidiary of Parent (“Parlux LLC”) with Parlux LLC surviving such merger, all as described in the Agreement and Plan of Merger to be entered into by and among Parlux, Parent and Merger Sub, (b) consent to the incurrence by Parent of the Additional Nussdorf Sibling Indebtedness (as hereinafter defined), (c) consent to the amendment of the Nussdorf Sibling Notes to reflect the Additional Nussdorf Sibling Indebtedness, (d) add each of Parlux LLC and Parlux Ltd., a New York corporation, as a “Borrower” under, and as defined in, the Credit Agreement, (e) add each Subsidiary of Parlux LLC (other than any Borrower or CFC) as an additional “Guarantor” under, and as defined in, the Credit Agreement, and (f) make certain other amendments to the Credit Agreement and other Loan Documents as set forth herein, which Agent and Lenders are willing to do subject to the terms and provisions hereof;
WHEREAS, by this Amendment No. 1, Administrative Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments and consents;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
(a)    Additional Definitions. As used herein or in the Credit Agreement or any of the other Loan Documents, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:
(i)    “Additional Nussdorf Sibling Indebtedness” means the Indebtedness of Model incurred on the Parlux Acquisition Closing Date under the Nussdorf Sibling Notes, which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in the form of the note attached as Exhibit A to Amendment No. 1.
(ii)     “Amendment No. 1” means Amendment No. 1 to Credit Agreement and Consent, dated as of December 23, 2011 by and among Administrative Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(iii)    “Merger Sub” means PFI Merger Corp., a Delaware corporation formed by Parent on or prior to the Parlux Acquisition Closing Date that is a wholly-owned subsidiary of Parent.
(iv)    “Merger Sub Formation Documents” means, collectively, the certified copy of the certificate of incorporation of Merger Sub (and all amendments thereto), the by-laws of Merger Sub, and all other agreements, documents and instruments executed and/or delivered in connection therewith and/or related thereto.
(v)    “Parlux” means Parlux Fragrances, Inc., a Delaware corporation.
(vi)    “Parlux Acquisition” means the merger of Parlux with and into Merger Sub with Parlux the surviving company, pursuant to and in accordance with the Parlux Acquisition Agreement.
(vii)    “Parlux Acquisition Agreement” means the Agreement and Plan of Merger among Parlux, Parent and Merger Sub dated December 23, 2011 with respect to the Parlux Acquisition, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(viii)    “Parlux Acquisition Closing Date” means the date on which all of the Parlux Acquisition Transactions have been consummated in accordance with the terms of the Parlux Acquisition Documents.

(ix)    “Parlux Acquisition Documents” means, collectively, the following (as the same now exist and may hereafter be amended, modified or supplemented): (A) the Parlux Acquisition Agreement, together with all of the schedules and exhibits thereto, and (B) all other agreements, documents and instruments executed and/or delivered in connection with the Parlux Acquisition Agreement and/or related thereto.
(x)     “Parlux Acquisition Transactions” means, collectively, the following:
(A)    the execution and delivery of the Parlux Acquisition Agreement by Parent;
(B)    the formation of Merger Sub by Parent on or prior to the Parlux Acquisition Closing Date;
(C)    the consummation of the Parlux Acquisition on the Parlux Acquisition Closing Date pursuant to the Parlux Acquisition Agreement;
(D)    the incurrence by Model of the Additional Nussdorf Sibling Indebtedness on the Parlux Acquisition Closing Date, as evidenced by the Nussdorf Sibling Notes as amended and restated on the Parlux Acquisition Closing Date and the Nussdorf Sibling Subordination Agreement as amended and restated on the Parlux Acquisition Closing Date;
(E)    the use of the proceeds of Credit Extensions in an amount not to exceed (1) $32,000,000 to fund a portion of the cash consideration payable under the Parlux Acquisition Agreement; provided, that, such $32,000,000 amount shall be adjusted downward, on a dollar-for-dollar basis, equal to the difference, if any, between $15,000,000 and actual cash and cash equivalent amount held by Parlux and on hand at the Effective Time (as defined in the Parlux Acquisition Agreement) and (2) $11,000,000 to fund costs and expenses of the Parlux Acquisition Transactions;
(F)    the issuance of shares of the common Equity Interests, $.01 par value, of Parent pursuant to Parlux Acquisition Agreement;
(G)    the conversion of each Company Stock Option (as defined in the Parlux Acquisition Agreement) into an option to purchase a number of shares of common Equity Interests of Parent pursuant to the Parlux Acquisition Agreement;
(H)     the conversion of each outstanding and unexercised Gopman Warrant (as defined in the Parlux Acquisition Agreement) into a warrant to purchase a number of shares of common Equity Interests of Parent pursuant to the Parlux Acquisition Agreement;
(I)    the conversion of each outstanding and unexercised Licensor Warrant (as defined in the Parlux Acquisition Agreement) into (1) a warrant to purchase a number of shares of common Equity Interests of Parent and (2) the right to receive a number of shares of common Equity Interests of Parent, in each case pursuant to the Parlux Acquisition Agreement; and
(J)     the amendment of the articles of incorporation of Parent to increase the number of shares of common Equity Interests of Parent that Parent is authorized to issue to 35,000,000 shares.
(xi)    “Parlux Business” means the assets, liabilities and business of Parlux and its Subsidiaries acquired by Parent, directly or indirectly, pursuant to the Parlux Acquisition Documents.
(xii)    “Parlux LLC” means the limited liability company that is a wholly-owned subsidiary of Parent organized under the laws of the State of Delaware to be formed prior to the Parlux Acquisition Closing Date for the sole purpose of merging with Parlux pursuant to the Parlux Acquisition Documents.
(xiii)    “Parlux Ltd.” means Parlux Ltd., a New York corporation.
(xiv)    “Specified Representations” means the representations and warranties set forth in Sections 5.01, 5.02, 5.04, 5.05, 5.06, 5.08(a), 5.14, 5.16 and 5.20 of the Credit Agreement.
(b)    Amendments to Definitions.
(i)    The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (b) of such definition in its entirety and replacing it with the following:
“(b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense, (iv) the reasonable out-of-pocket expenses and fees (including fees and expenses payable to legal, accounting, financial, public relations and other professional advisors) paid by Parent arising out of, in connection with or related to the Parlux Acquisition or the other transactions contemplated by the Parlux Acquisition Agreement; provided, that, the aggregate amount of such expenses and fees included in this clause (iv) shall not exceed $11,000,000 during the term of this Agreement, and (v) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, including Consolidated Deferred Financing Costs (in each case of or by Parent and its Subsidiaries for such Measurement Period),
(ii)    From and after the Parlux Acquisition Closing Date, the definition of “Nussdorf Sibling Notes” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
““Nussdorf Sibling Notes” means collectively, (a) the Second Amended and Restated Subordinated Promissory Note, dated the Parlux Acquisition Closing Date, by Model in favor of the Trust under Article 2 of the Trust Agreement dated November 1, 1998 with Glenn Nussdorf as Grantor (successor to the Glenn Nussdorf 10-Year Grantor Retained Annuity Trust Dated 11/1/98) in the original principal amount of $11,390,212.15, (b) the Second Amended and Restated Subordinated Promissory Note, dated the Parlux Acquisition Closing Date, by Model in favor of the Glenn Nussdorf 15-Year Grantor Retained Annuity Trust Dated 11/2/98 in the

original principal amount of $17,065,018.85, (c) the Second Amended and Restated Subordinated Promissory Note, dated the Parlux Acquisition Closing Date, by Model in favor of the Trust under Article 2 of the Trust Agreement dated November 1, 1998 with Stephen Nussdorf as Grantor (successor to the Stephen Nussdorf 10-Year Grantor Retained Annuity Trust Dated 11/1/98) in the original principal amount of $11,390,212.15, (d) the Second Amended and Restated Subordinated Promissory Note, dated the Parlux Acquisition Closing Date, by Model in favor of the Stephen Nussdorf 15-Year Grantor Retained Annuity Trust Dated 11/2/98 in the original principal amount of $17,065,018.85, (e) the Second Amended and Restated Subordinated Promissory Note, dated the Parlux Acquisition Closing Date, by Model in favor of the Trust under Article 2 of the Trust Agreement dated November 1, 1998 with Arlene Nussdorf as Grantor (successor to the Arlene Nussdorf 10-Year Grantor Retained Annuity Trust Dated 11/1/98) in the original principal amount of $11,390,212.15 and (f) the Second Amended and Restated Subordinated Promissory Note, dated the Parlux Acquisition Closing Date, by Model in favor of the Arlene Nussdorf 15-Year Grantor Retained Annuity Trust Dated 11/2/98 in the original principal amount of $17,065,018.85, as the same now exist or may hereafter be amended, modified, supplemented, renewed, restated or replaced.
(iii)    From and after the Parlux Acquisition Closing Date, the definition of “Nussdorf Sibling Subordination Agreement” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
““Nussdorf Sibling Subordination Agreement” means the Amended and Restated Subordination Agreement dated the Parlux Acquisition Closing Date, by and between Administrative Agent and the Trust under Article 2 of the Trust Agreement dated November 1, 1998 with Glenn Nussdorf as Grantor (successor to the Glenn Nussdorf 10-Year Grantor Retained Annuity Trust Dated 11/1/98), Glenn Nussdorf 15-Year Grantor Retained Annuity Trust Dated 11/2/98, the Trust under Article 2 of the Trust Agreement dated November 1, 1998 with Stephen Nussdorf as Grantor (successor to the Stephen Nussdorf 10-Year Grantor Retained Annuity Trust Dated 11/1/98), Stephen Nussdorf 15-Year Grantor Retained Annuity Trust Dated 11/2/98, the Trust under Article 2 of the Trust Agreement dated November 1, 1998 with Arlene Nussdorf as Grantor (successor to Arlene Nussdorf 10-Year Grantor Retained Annuity Trust Dated 11/1/98), Arlene Nussdorf 15-Year Grantor Retained Annuity Trust Dated 11/2/98, as the same now exists or may hereafter be amended, supplemented or otherwise modified in accordance with the terms hereof.”
(iv)    The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:
“Permitted Acquisition” means (a) the Parlux Acquisition and (b) any other Acquisition in which all of the following conditions are satisfied:
(i)    No Default then exists or would arise from the consummation of such Acquisition;
(ii)    Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law, unless Agent waives compliance with this condition;
(iii)    The Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition Documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;
(iv)    Either (A) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its discretion, or (B) the Loan Parties shall have provided the Administrative Agent with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;
(v)    After giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;
(vi)    Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;
(vii) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a Borrower hereunder or as a Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security and/or mortgage interest in such Subsidiary’s Equity Interests, Inventory, Accounts, Real Estate and other property of the same nature as constitutes collateral under the Security Documents;
(viii) The total consideration paid for all such Acquisitions (whether in cash, tangible property, notes or other property) after the Closing Date shall not exceed in the aggregate the sum of $2,500,000; and
(xi)    The Loan Parties shall have satisfied the Payment Conditions.”
(c)    Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.
2.    Financial Statements.
(a)    Section 6.01(c) of the Credit Agreement is hereby amended by deleting the reference to “as soon as available, but in any event within thirty (30) days after the end of each of the Fiscal Months of each Fiscal Year of Parent or, in the case of any Fiscal Month end that is the end of a Fiscal Quarter, fifty (50) days after the end of such Fiscal Month (commencing with the Fiscal Month ended on October 30, 2010),” and replacing it with “as soon as available, but in any event within thirty (30) days after the end of each of the Fiscal Months of each Fiscal Year of Parent or, in the case of any Fiscal Month end that is the end of a Fiscal Quarter, fifty (50) days after the end of such Fiscal Month, or in the case of January of each Fiscal Year, ninety (90) days after the end of such Fiscal Month, or in the case of February of each Fiscal Year, sixty (60) days after the end of such Fiscal Month (commencing with the Fiscal Month ended on October 30, 2010),”.
(b)    Section 6.01 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (d) of such Section and replacing it with “; and” and (ii) adding a new clause (e) at the end thereof to read as follows:
“(e) on or prior to the consummation of the Parlux Acquisition Closing Date, updates or modifications to the projections previously received by the Administrative Agent, in form and substance satisfactory to Administrative Agent (and reflecting the period between the date hereof and the Parlux Acquisition Closing Date), demonstrating that projected average Availability for each fiscal month at all times during the six (6) month period immediately succeeding the consummation of the Parlux Acquisition Transactions shall be not less than $25,000,000 after giving pro forma effect to the Parlux Acquisition Transactions.”
3.    Prepayments of Indebtedness. From and after the Parlux Acquisition Closing Date, Section 7.07 of the Credit Agreement is hereby amended by deleting clause (c) of such Section in its entirety and replacing it with the following:
“(c) regularly scheduled payments of interest in respect of Subordinated Indebtedness (in accordance with the terms of the QKD Notes, the Nussdorf Convertible Note and the

Nussdorf Sibling Notes as in effect on the Parlux Acquisition Closing Date), as long as the Subordinated Indebtedness Payment Conditions are satisfied and the QKD Subordination Agreement, the Nussdorf Convertible Note Subordination Agreement and the Nussdorf Sibling Subordination Agreement are in full force and effect, and”
4.    Consent. Notwithstanding anything to the contrary set forth in the Credit Agreement, Administrative Agent and Lenders hereby consent to the Parlux Acquisition Transactions, to the joinder of each of Parlux LLC and Parlux Ltd. as a “Borrower” under, and as defined in, the Credit Agreement, and to the joinder of each Subsidiary of Parlux LLC which is not a Borrower or a CFC as a “Guarantor” under, and as defined in, the Credit Agreement, provided, that, each of the following conditions has been satisfied in the determination of Administrative Agent:
(a)    on the Parlux Acquisition Closing Date and after giving effect to the Parlux Acquisition Transactions, no Event of Default shall exist or have occurred and be continuing;
(b)    on the Parlux Acquisition Closing Date and after giving effect to the Parlux Acquisition Transactions, the Specified Representations shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), it being agreed that the only representations and warranties being made as to the Parlux Business on the Parlux Acquisition Closing Date are the Specified Representations;
(c)    the Consolidated Fixed Charge Coverage Ratio of Parent and its Subsidiaries, calculated on a pro forma basis, shall be equal to or greater than 1.10:1.00 for the most recently ended Measurement Period after giving pro forma effect to the Parlux Acquisition Transactions as if the Parlux Acquisition Transactions had been entered into as of the first day of such Measurement Period;
(d)    the Parlux Acquisition Closing Date shall occur on or before June 30, 2012;
(e)    Administrative Agent shall have received a true, correct and complete copy of the Parlux Acquisition Agreement and each of the other Parlux Acquisition Documents, duly authorized, executed and delivered by the parties thereto, together with all schedules and exhibits thereto;
(f)    Administrative Agent shall have received the Merger Sub Formation Documents;
(g)    Administrative Agent shall have received and reviewed UCC, lien and judgment search results for the jurisdiction of incorporation or formation of Parlux and each of its Subsidiaries;
(h)    Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a Joinder to the Credit Agreement pursuant to which each of Parlux LLC and Parlux Ltd. is added as a “Borrower” under, and as defined in, the Credit Agreement;
(i)    Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a Joinder to the Credit Agreement or a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall deem appropriate, pursuant to which each Subsidiary of Parlux LLC which is not a Borrower or a CFC is added as a “Guarantor” under, and as defined in, the Credit Agreement;
(j)    Parlux LLC shall have, and shall have caused each of its Subsidiaries (other than any CFC) to have, (i) granted a Lien to the Collateral Agent on such Person’s assets to secure the

Obligations, (ii) delivered copies of financing statements in appropriate form for purposes of filing in such office or offices as may be necessary to perfect such Liens, (iii) delivered to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) of the Credit Agreement and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Loan Documents, including the Joinder Agreements, Facility Guarantees or such other documents as Agent shall deem appropriate, and (iv) pledged any Equity Interests of Subsidiaries owned by or on behalf of any Loan Party; provided, that, the Equity Interests of any Subsidiary of Parlux LLC that is a CFC to be pledged shall be limited to 65% of the outstanding voting Equity Interests of such CFC and 100% of the non-voting Equity Interests of such CFC, in each case in form, content and scope reasonably satisfactory to the Administrative Agent;
(k)    Administrative Agent shall have received evidence that Model has received not less than $30,000,000 in immediately available funds as proceeds from the Additional Nussdorf Sibling Indebtedness, and true, correct and complete copies of all of the agreements, documents and instruments executed and/or delivered in connection therewith and/or related thereto, including each of the Nussdorf Sibling Notes as amended and restated on the Parlux Acquisition Closing Date and in the form attached as Exhibit A and the Nussdorf Sibling Subordination Agreement as amended and restated on the Parlux Acquisition Closing Date; and
(l)    Administrative Agent shall have received a certificate signed by a Responsible Officer of the Lead Borrower certifying (i) that each of the conditions set forth in this Section 4 have been satisfied and (ii) as to the Solvency of the Loan Parties as of the Parlux Acquisition Closing Date after giving effect to the transactions contemplated by the Parlux Acquisition Documents; and
(m)    Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act and requested of the Parent with respect to Merger Sub, Parlux LLC, Parlux Ltd., Parlux and its Subsidiaries at least 10 business days prior to the Parlux Acquisition Closing Date.
5.    Parlux Acquisition Agreement.
(a)    Other than changes that are not materially adverse to the Credit Parties, no terms or conditions of the Parlux Acquisition Agreement shall be amended, modified or waived without the consent of the Administrative Agent, it being agreed that any amendment, modification or waiver to Section 2.7(a) or 2.7(b)(i) of the Parlux Acquisition Agreement shall be deemed to be materially adverse to the Credit Parties.
(b)    Contemporaneously with the consummation of the Parlux Acquisition Transactions, (i) one hundred (100%) percent of any cash and cash equivalents acquired by Parent or any of its Subsidiaries pursuant to the Parlux Acquisition Agreement shall be applied to the Obligations in accordance with the provisions of Section 2.05(f) of the Credit Agreement and (ii) Borrowers shall deliver, or cause to be delivered, to Administrative Agent, and Administrative Agent shall have received, all releases, terminations and such other documents as Administrative Agent may request to evidence and effectuate the termination or the release by any party, including, without limitation General Electric Capital Corporation, as Administrative Agent under the Company Credit Facility (as defined in the Parlux Acquisition Agreement), of any interest in and to any of the Parlux Business, including, without limitation, UCC termination statements for all UCC financing statements previously filed by any such person and the authorization to file such UCC termination statements.

6.    Eligibility of Assets of the Parlux Business for Lending Purposes:
(a)    Notwithstanding any consent or amendment contained herein, each Loan Party hereby acknowledges and agrees that in no event shall any of the assets included in the Parlux Business be deemed Eligible Credit Card Receivables, Eligible Inventory or Eligible Trade Receivables, unless and until:
(i)    Administrative Agent shall have conducted a field examination with respect to the Parlux Business, the scope and results of which shall be satisfactory to Administrative Agent (and at Administrative Agent’s option, at Borrowers’ expense, obtained an appraisal of the Inventory and other Collateral, including, without limitation, the assets of a type included in the Borrowing Base, by an appraiser reasonably acceptable to Administrative Agent and in form, scope and methodology reasonably acceptable to Administrative Agent and addressed to Administrative Agent and upon which Administrative Agent is expressly permitted to rely, which appraisal shall be in addition to any appraisals which Administrative Agent may obtain pursuant to its rights under Section 6.10 of the Credit Agreement) and then only to the extent the criteria for Eligible Credit Card Receivables, Eligible Inventory or Eligible Trade Receivables, as applicable, set forth in the Credit Agreement are satisfied with respect thereto (or such other or additional criteria as Administrative Agent may, at its option, establish with respect thereto and subject to such Reserves as Administrative Agent may establish with respect thereto); and
(ii)    Administrative Agent shall have received all releases, terminations and such other documents as Administrative Agent may request to evidence and effectuate the termination or the release by any party of any interest in and to any of the Parlux Business, including, without limitation, UCC termination statements for all UCC financing statements previously filed by any such person and the authorization to file such UCC termination statements.
(b)    Each Borrower agrees to cooperate fully in Administrative Agent’s due diligence covering the Parlux Business, including, but not limited to, a field examination, site visit, appraisal, and review of books and records in respect thereof.
(c)    Any assets included in the Parlux Business not deemed Eligible Credit Card Receivables, Eligible Inventory or Eligible Trade Receivables by Administrative Agent shall nevertheless be and remain part of the Collateral together with the products and proceeds thereof.
7.    Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Administrative Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
(a)    no Default or Event of Default has occurred and is continuing as of the date of this Amendment No. 1;
(b)    the execution, delivery and performance by each Loan Party of this Amendment No. 1 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 1, the “Amendment Documents”) to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (A) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (C) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (D) violate any Law;
(c)    this Amendment No. 1 has been, and each other Amendment Document and each Parlux Acquisition Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Amendment No. 1 constitutes, and each other Amendment Document and each Parlux Acquisition Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(d)    on the Parlux Acquisition Closing Date, each Loan Party shall have valid and merchantable title to all of the assets and properties acquired by such Loan Party in connection with the Parlux Acquisition Transactions, subject to no Liens of any kind, except those granted to Administrative Agent or Collateral Agent and Permitted Encumbrances;
(e)    on the Parlux Acquisition Closing Date, the Liens granted to Collateral Agent, for the benefit of the Secured Parties referred to therein, under the Credit Agreement, the Joinder Agreements and the other Loan Documents, shall create in favor of the Collateral Agent, for the benefit of such Secured Parties, a legal, valid, continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(f)    upon delivery to the Collateral Agent of any Collateral consisting of Pledged Securities (as defined in the Security Agreement) with respect to Parlux LLC and its Subsidiaries (together with stock powers or other appropriate instruments of transfer executed in blank form), the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, to and under all right, title and interest of each pledgor thereunder in such Collateral, and such security interest shall be in each case prior and superior in right and interest to any other Person;
(g)    upon the filing of the financing statements provided under Section 4(j) above, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC), under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person, subject only to, with respect to priority, Permitted Encumbrances having priority by operation of law;
(h)    upon the filing of an Intellectual Property Security Agreement (or a short form thereof) in the United States Patent and Trademark Office and the United States Copyright Office, the Collateral Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of Parlux LLC and its Subsidiaries in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person

(it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof);
(i)     each Borrower and Guarantor is Solvent and will continue to be Solvent after giving effect to the consummation of the Parlux Acquisition Transactions;
(j)    the resolutions of the board of directors or managers of each Loan Party delivered to Administrative Agent by such Loan Party on the Closing Date have not been revoked and are in full force and effect; and
(k)    all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof; provided, that, (i) to the extent that a representation and warranty specifically refers to an earlier date, it shall be true and correct in all material respects as of such earlier date and (ii) any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates with such effect.
8.    Conditions Precedent. The amendments and consents contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative Agent:
(a)    Administrative Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;
(b)        Administrative Agent shall have received a true, correct and complete copy of the Parlux Acquisition Agreement, duly authorized, executed and delivered by the parties thereto, together with all schedules and exhibits thereto;
(c)        Administrative Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 1, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Administrative Agent; and
(d)    No Default or Event of Default shall have occurred and be continuing.
9.    Effect of Amendment No. 1. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement.
10.    Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law but otherwise without regard to the conflict of law principles thereof).

11.    Jury Trial Waiver. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1 OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT NO. 1 BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.    Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
13.    Waiver, Modification, Etc. No provision or term of this Amendment No. 1 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
14.    Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 1.
15.    Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
16.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.
17.    Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:

PERFUMANIA HOLDINGS, INC.
PERFUMANIA, INC.
MAGNIFIQUE PARFUMES AND COSMETICS, INC.
TEN KESEF II, INC.
PERFMANIA PUERTO RICO,INC.
QUALITY KING FRAGRANCE, INC.
SCENTS OF WORTH, INC.
FIVE STAR FRAGRANCE COMPANY, INC.
NORTHERN GROUP, INC.

By: /S/ Michael W. Katz
Michael W. Katz
President and Chief Executive Officer

GUARANTORS:

ALADDIN FRAGRANCES, INC.
NICHE MARKETING GROUP, INC.

By: /S/ Michael W. Katz
Michael W. Katz
President and Chief Executive Officer

MODEL REORG ACQUISITION, LLC

By PERFUMANIA HOLDINGS, INC.,
as sole member

By: /S/ Michael W. Katz
Michael W. Katz
President and Chief Executive Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent, Collateral Agent, Swing Line Lender and
a Lender

By: /S/ Wai Yin Cheng
Name: Wai Yin Cheng
Title: Vice President

REGIONS BANK

By: /S/ George Louis McKinley
Name: George Louis McKinley
Title:Attorney in Fact

GENERAL ELECTRIC CAPITAL
CORPORATION

By: /S/ Kristina M. Miller
Name: Kristina M. Miller
Title: Duly Authorized Signatory

COMPASS BANK

By: /S/ Jason Nichols
Name: Jason Nichols
Title: Senior Vice President

BANK LEUMI USA

By: /S/ John Grieco
Name: John Grieco
Title: EVP

BANK LEUMI USA

By: /S/ Alex Kozlowsky
Name: Alex Kozlowsky
Title: VP

THE HUNTINGTON NATIONAL BANK

By: /S/ Derek C. Taylor
Name: Derek C. Taylor
Title: Vice President

TD BANK, N.A.

By: /S/ Edward Behnen
Name: Edward Behnen
Title: Vice President

RBS BUSINESS CAPITAL, a Division of RBS Asset
Finance, Inc. a Subsidiary of RBS Citizens, NA

By: /S/ Michael E. [illegible]
Name: Michael E. [illegible]
Title: Senior Vice President

BANK OF AMERICA, N.A

By: /S/ Joseph Becker
Name: Joseph Becker
Title: Managing Director